Exhibit 10.1

COST PLUS, INC.

AMENDED AND RESTATED

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of _____________ by and between Cost Plus, Inc., a California corporation (the “Company”), and (“Indemnitee”).

WHEREAS, the Company and the Indemnitee are parties to an Indemnification Agreement [or Restated and Amended Indemnification Agreement] dated __________________ (the “Prior Agreement”);

WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining directors’ and officers’ liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers and directors of the Company may not be willing to continue to serve as officers and directors without additional protection; and

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

NOW, THEREFORE, the Company and Indemnitee hereby amend and restated the Prior Agreement as follows:

1. Indemnification.

(a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party to or witness or other participant in or is threatened to be made a party to or witness or other participant in any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees, expert fees, other professional fees and court costs, and fees and expenses incurred in connection with any appeals) (“Expenses”), judgments (including punitive and exemplary damages), penalties, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith, (ii) Indemnitee did not act in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or (iii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b) Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party to or witness or other participant in or is threatened to be made a party to or witness or other participant in any threatened, pending or completed action or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against Expenses and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of Indemnitee’s duty to the Company and its shareholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

2. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in Section 1(a) or (b) hereof (but not amounts actually paid in settlement of any such action or proceeding). Indemnitee hereby undertakes promptly to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined by the court (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. Indemnitee’s obligation to repay the Company for any such amounts shall be unsecured and no interest shall be charged thereon. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement; provided, however, that no failure to provide or delay in giving such notice shall be deemed to reduce or limit the Company’s obligations under this Agreement unless (and only to the extent) such failure or delay materially prejudices the Company. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s reasonable control.

(c) Procedure. Any indemnification provided for in Section 1 shall be paid no later than twenty (20) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company’s Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within twenty (20) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 14 of this Agreement, Indemnitee shall also be entitled to be paid for the Expenses of bringing such action irrespective of the ultimate determination as to Indemnitee’s entitlement to indemnification. It shall be a defense to any such action that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of Expenses pursuant to Subsection 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give notice of such claim to the insurers under any applicable policies in accordance with the procedures set forth in those policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such claim in accordance with the terms of such policies.

(e) Selection of Counsel. In the event the Company shall be obligated under Section 2(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved in writing by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, written approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding (other than the fees of Indemnitee’s counsel in connection with transitioning the defense of such proceeding to counsel employed by the Company), provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed or shall have ceased to employ counsel in the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. Neither the Company nor the Indemnitee will settle any matter the subject of this Agreement without the written consent of the other, which will not be unreasonably withheld.

3. Additional Indemnification Rights; Nonexclusivity.

(a) Scope. Subject to Section 9 of this Agreement and any other provision of this Agreement that expressly prohibits, limits or conditions indemnification by the Company, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its Board of Directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested directors, the General Corporation Law of the State of California, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding.

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or penalties to which Indemnitee is entitled.

5. Contribution. If the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event, in such proportion as is deemed fair and reasonable in light of all circumstances of such action by the court before which such action was brought in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such action; and/or (ii) the relative fault of the Company (and its other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). Indemnitee’s right to contribution under this Section 5 shall be determined in accordance with, pursuant to and in the same manner as, the provisions in Section 1 hereof relating to Indemnitee’s right to indemnification under this Agreement.

6. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7. Directors’ and Officers’ Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the

Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. The Company hereby covenants and agrees to maintain such directors’ and officers’ liability insurance coverage on reasonable terms and in a reasonable amount, unless the Company shall have made a good faith determination that maintaining such coverage is not practical. In all policies of directors’ and officers’ liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors or officers if Indemnitee is a director; or of the Company’s officers, if Indemnitee is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. If any term or provision of the Agreement is determined to be invalid, illegal or unenforceable in whole or in part for any reason, such illegal, unenforceable, or invalid provisions or part thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability, or validity of the remainder of this Agreement. If any provision or part of this Agreement is stricken in accordance with the provisions of this section, then this stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is as similar in tenor to the stricken provision as is legally possible.

9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Acts. To indemnify Indemnitee for (i) any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law; or (ii) for breach of any duty to the Company or its shareholders as to circumstances in which indemnity is expressly prohibited by Section 317 of the California General Corporation Law; or

(b) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings or claims brought to establish or enforce a right to indemnification under this Agreement or under any other statute or law or otherwise as required under Section 317 of the California General Corporation Law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such proceeding or claim; or

(c) Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(d) Insured Claims. To indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Company; or

(e) Claims Under Section 16(b). To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

10. Effectiveness of Agreement. To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for in the California General Corporation Law, such provisions shall not be effective unless and until the Company’s Articles of Incorporation authorize such additional rights of indemnification. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred. All of the Company’s obligations under this Agreement will continue as long as Indemnitee is subject to any actual or possible matter which is the subject of this Agreement, notwithstanding Indemnitee’s termination of service as an officer or director of the Company.

11. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

13. Successors and Assigns. This Agreement shall be binding upon the Company and its successors (whether direct or indirect, voluntary or involuntary by purchase, merger or otherwise) and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns. Any such assumption will not release the Company from its obligations under this Agreement.

14. Attorneys’ Fees. In the event that any action is instituted or any mediation is commenced by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action or mediation, unless as a part of such action or mediation, the court of competent jurisdiction or mediator determines (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action or mediation was not made in good faith or was frivolous. In the event of an action instituted or mediation commenced by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action or mediation (including with respect to Indemnitee’s counterclaims and cross-claims made in such action or mediation), unless as a part of such action or mediation the court or mediator determines (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of Indemnitee’s material defenses to such action or mediation was made in bad faith or were frivolous.

15. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

16. Consent to Jurisdiction, Venue.

A dispute or claim arising out of or relating to this Agreement (“Dispute”) shall be resolved in the following manner:

(a) A Dispute may be submitted to JAMS for non-binding mediation either prior to or at the same time that any civil action with respect to such Dispute is commenced. Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested. The parties will cooperate with JAMS and with one another in selecting a mediator from JAMS panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator and any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. The provisions of this Section may be enforced by any court of competent jurisdiction.

(b) Any civil action with respect to a Dispute may be brought only in the United States District Court for the Northern District of California or in any court of the State of California where jurisdiction and venue may be properly laid. Each party waives, to the fullest extent permitted by law, any objection which such party may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Agreement as described in this Section, and any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum. Both parties hereby authorize and accept service of process sufficient for personal jurisdiction in any action against such party as contemplated by this Section by registered or certified mail, return receipt requested, postage prepaid, to the party’s address for the giving of notices as set forth in this Agreement. Any final judgment rendered against either party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

17. Amendments. Any repeal or modification of Company’s Articles of Incorporation or Bylaws or any repeal or modification of the relevant provisions of any applicable law will not in any way diminish any of Indemnitee’s rights or the Company’s obligations under this Agreement. This Agreement cannot be amended except with the written consent of the Company and Indemnitee. No waiver of any provision of this Agreement shall be binding on either party unless it is in writing and signed by both the Company and Indemnitee.

18. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of California as applied to contracts between California residents entered into and to be performed entirely within California.

19. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

20. Integration and Entire Agreement. This Agreement (i) sets forth the entire understanding between the parties in respect to the subject matter hereof, (ii) supersedes all previous written or oral negotiations, commitments, understandings, and agreements relating to the subject matter hereof and (iii) merges all prior and contemporaneous discussion between the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COST PLUS, INC.

By:
Name:
Title:

Address: 200 4th Street Oakland, CA 94607

AGREED TO AND ACCEPTED:

INDEMNITEE:

Name:

Address: